UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___ )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

iSUN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS FILING CONSISTS OF A VOTING REMINDER MESSAGE SENT VIA EMAIL TO CERTAIN EMPLOYEE SHAREHOLDERS OF iSUN, INC. RELATED TO THE 2023 SPECIAL MEETING OF SHAREHOLDERS, TO BE HELD VIRTUALLY ON JANUARY 24, 2023 AND THE RELATED PROXY STATEMENT.

Many/most of us are owners of iSun through our iSun stock. The Company is holding a Special Meeting of the Shareholders on January 24 for the purpose of approving an important proposal. You should have recently received a Notice and Proxy containing instructions to vote on the proposals to be considered at the Special Meeting. As a holder of the Company’s stock, the Company’s management recommends that you vote “yes” on each of the following proposals:

1. to approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market, the issuance of shares of the Company’s Common Stock upon conversion of certain Senior Secured Convertible Notes issued by the Company on November 4, 2022.

2. to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposal.

Please note that your vote on these proposals has no impact on your employment. You should review the Notice and Proxy carefully, and cast your vote in accordance with the voting instructions. The full Notice and Proxy is available here -

https://www.sec.gov/Archives/edgar/data/1634447/000149315222036311/formdef14a.htm